APPENDIX B

                                CUSTODY AGREEMENT

      Effective October 31, 2006, the following open-end management investment companies ("Funds") are parties to the Custody Agreement dated October 30, 1995, as amended, between UMB Bank, n.a. and the Funds and agree to be bound by all terms and conditions in said agreement and any amendments thereto.

      UMB Scout Funds, on behalf of its series:
            UMB Scout Stock Fund
            UMB Scout Growth Fund
            UMB Scout Mid Cap Fund
            UMB Scout Small Cap Fund
            UMB Scout International Fund, formerly UMB Scout Worldwide Fund UMB Scout Bond Fund
            UMB Scout Money Market Fund - Federal Portfolio
            UMB Scout Money Market Fund - Prime Portfolio
            UMB Scout Tax-Free Money Market Fund


                                        UMB SCOUT FUNDS

                                        /s/ C. Warren Green
                                        ----------------------------------------
                                        By: C. Warren Green
                                        Title: Treasurer and Principal Financial
                                               Officer
                                        Date:  October 13, 2006


                                        UMB BANK, N.A.

                                        /s/ Bonnie L. Johnson
                                        ----------------------------------------
                                        By: Bonnie L. Johnson
                                        Title: Vice President
                                        Date:  October 13, 2006